UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 4, 2006

WILSHIRE ENTERPRISES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4673	84-0513668
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Gateway Center, Newark, NJ, 07102
(Address of principal executive offices)

(201) 420-2796
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Wilshire Enterprises, Inc. (the “Company”) has named Francis J. Elenio as Senior Vice President and Chief Financial Officer (and Chief Accounting Officer pursuant to Securities and Exchange Commission rules) of the Company. Mr. Elenio will join the Company on or about September 5, 2006, at an annual salary of $175,000. The Company has agreed to grant him a total of 25,000 restricted shares on the date he begins his employment with the Company, one third of which will vest on the first anniversary of his commencement date and the remainder of which will vest on the second anniversary of his commencement date.

Mr. Elenio, age 40, has served as Chief Financial Officer of WebCollage, Inc. (a private company engaged in on-line content syndication) since March 2006, and as Interim Chief Financial Officer of TWS Holdings, Ltd. (a private company engaged in business process outsourcing) from November 2005 to March 2006. Prior to that he served as Chief Financial Officer and a director of RoomLinx, Inc. (a public company which provides wireless high-speed network solutions to the hospitality industry) from December 2003 to November 2005, and as Chief Financial Officer, Secretary and Treasurer of GoAmerica, Inc. (a public company which provides online wireless relay services to the deaf and hard of hearing community) from January 1999 to August 2003.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release of the Company, dated August 7, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 7, 2006	WILSHIRE ENTERPRISES, INC. (Registrant)

	By:	/s/ S. Wilzig Izak
S. Wilzig Izak
Chairman of the Board